UNITED STATES

SECURITES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 10/25/2004

SUNTERRA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-13815

Maryland	95-4582157
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3865 W. Cheyenne Ave.

North Las Vegas, NV 89032

(Address of Principal Executive Offices, Including Zip Code)

(702) 804-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreements.

On October 25, 2004, Sunterra Corporation (the “Company”) issued stock options to each of David Gubbay, Olof S. Nelson, James H. Dickerson, Jr., James A Weissenborn and Charles F. Willes. This was the regular quarterly stock option award to these members of the Company’s Board of Directors pursuant to the Company’s 2002 Stock Option Plan (The “Plan”). Each of the recipients was granted 1,875 options to purchase common stock of the Company, at an exercise price of $9.11 per share. The exercise price was calculated as the mean between the highest and lowest sale prices reported on the NASDAQ National Market on September 29, 2004, the date prior to the close of the Company’s third fiscal quarter. The options were each fully vested immediately, expire on September 30, 2014, and are subject to the other terms and conditions specified in the Plan and particular Stock Option Agreement. A copy of a form of the Company’s Non-Statutory Stock Option Agreement is filed herewith as Exhibit 10.1, and a copy of the Plan is filed as Appendix E to the Company’s proxy statement dated May 14, 2004, which was filed with the Securities and Exchange Commission on May 10, 2004, and each is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Sunterra Corporation Non-Statutory Stock Option Agreement

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SUNTERRA CORPORATION

Date: October 29, 2004	By:	/s/ Steven E. West
Steven E. West
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Sunterra Corporation Non-Statutory Stock Option Agreement